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                                                                    EXHIBIT 23.3


  CONSENT OF NATIONAL BUSINESS AVIATION ASSOCIATION, INC. DATED JUNE 29, 2001



COMMENTS:

You may quote information from the NBAA Fact Book provided that information is attributed to Correct source. Please refer to the source information on Fact Book charts for correct Attribution.